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    EXHIBIT 23.1

    INDEPENDENT AUDITOR'S CONSENT

    We consent to the incorporation by reference to Registration Statements Numbers 33-95602, 333-37756 and 333-44096 on Form S-8, Form S-8 and Form S-
    3, respectively, of our report dated March 8, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph related to the Company's change of method of revenue recognition), appearing in the Annual Report on Form 10-KSB of Covalent Group, Inc. for the year ended December 31, 2001.


    /s/ Deloitte & Touche LLP
    Philadelphia, Pennsylvania

    March 29, 2002